Exhibit 5.1

December 14, 2016

IRIDEX Corporation

1212 Terra Bella Avenue

Mountain View, CA 94043

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by IRIDEX Corporation, a Delaware corporation (the “Company”), of up to 1,322,500 shares of the Company’s common stock, par value $0.01, including 172,500 shares of common stock for which the underwriters have been granted an overallotment option (collectively, the “Shares”), pursuant to (i) a Registration Statement on Form S-3 (Registration Statement No. 333-213094), together with the exhibits thereto and the documents incorporated by reference therein (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), (ii) the related prospectus, dated August 26, 2016, together with the exhibits thereto and the documents incorporated by reference therein (the “Base Prospectus”), (iii) the preliminary prospectus supplement, dated December 8, 2016, relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act, together with the exhibits thereto and the documents incorporated by reference therein (the “Preliminary Prospectus Supplement”) and (iv) the prospectus supplement, dated December 9, 2016, relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act, together with the exhibits thereto and the documents incorporated by reference therein (the “Final Prospectus Supplement”) (the Base Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement are collectively referred to as the “Prospectus”). All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined the Registration Statement and the Prospectus. In addition, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. We have assumed (a) the genuineness and authenticity of all documents submitted to us as originals, (b) the conformity to originals of all documents submitted to us as copies thereof and the due execution, (c) delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, (d) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents and certificates we have reviewed, and (e) the legal capacity of all natural persons.

We express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware (the “DGCL”), and the laws of the State of California, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. Our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statues and provisions.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation